Exhibit 10.4

                             BUILDING SCIENCES, INC.
                            Construction Consultant
              8150 N. Central Expy/Suite 1100/Dallas TX 75209-1815
              214/389-7474                        FAX 214-891-1717






June 2, 2000


Mr. Mike Armstrong
Windsor Woodmont
Black Hawk Resort Corp,
12160 North Abrams Road, Suite 516
Dallas. TX 75243

                           BLACK HAWK CASINO BY HYATT
                           --------------------------

Dear Mike:

As discussed the basic difference between my original proposal dated February 1, 2000 and tht amended proposal dated March 31, 2000 is that the amended proposal takes into consideration the more comprehensive level of services that were discussed with Dan Robinowitz and Tim Rose just prior to the issuance of the Pre-Construction Notice to Proceed.

These services as outlined in the amended proposal more than double the number of preconstruction and construction progress meetings that I had originally planned to attend, as well as the number of manhours contemplated in my original proposal.

If further explanation is desired, please advise.

                                          Sincerely,

                                          By:  /s/  Ray Wood
                                             --------------------------------
                                                    Ray Wood

RW/djs

                             BUILDING SCIENCES, INC.
                            Construction Consultant
              8150 N. Central Expy/Suite 1100/Dallas TX 75209-1815
              214/389-7474                        FAX 214-891-1717




March 31, 2000


Mr. Daniel P. Robinowitz
Windsor-Woodmont
Black Hawk Resort Corp.
2231 Valdina Street
Dallas, TX 75207

                           BLACK, HAWK CASINO BY HYATT
                           ---------------------------
                              BLACK HAWK, COLORADO
                              --------------------


Dear Mr. Robinowitz:

Pursuant to previous discussions, we submit this amended proposal to provide Construction Consulting and Management Services associated with the development of a casino facility containing approximately 50,000 SF and a garage building containing approximately 400,000 SF including approximately 60,000 SF of back-of-house facilities. It is understood that PCL Construction Services, Inc. is to serve as the Project's General Contractor. The site is being prepared for construction by Blattner & Sons, Inc.

The Construction Consulting and Management Services to be provided are more fully described in the attached Outline of Services. Our Preconstruction and Construction Phase Services which commenced earlier this month are contemplated to extend through completion of construction and close out of General Contractox's Contract, a period of approximately twenty (20) months.

For providing the described Preconstruction and Construction Phase Services, we propose a lump sum fee of $330,000. Invoices for hourly services performed according to oLu December 9, 1999, proposal (for which we have been paid in full) am not considered a part of this proposed fm Billings for our fee will be on a monthly basis prorated over the period of time in which our services are contemplated to be performed. Unless otherwise agreed upon, all invoices are due and payable within thirty (30) days from date of invoice.

We are to be reimbursed the direct cost for all out-of-pocket expenses such 3s long distance telephone, reprod=tion, facsimile, delivery, parking, tolls and expenses for travel outside the Greater Dallas area.

Mr. Daniel P. Robinowitz/Windsor Woodmont Black Hawk Resort Corp. March 31, 2000
Black Hawk Casino by Hyatt / Black Hawk, Colorado                         Page 2


Our proposed fee is subject to adjustment if the scope of services or the period of time in which our services are to be performed, or the scope of the project changes materially from that des,cribed above. Such fee adjustment, if applicable, shall be mutually agreed upon. If during the Construction Phase, additional visits and representation at the project site is requested, in excess of those outlined in item 1 of the Construction Phase Services, our fee for providing such services shall be mutually agreed upon. Applicable hourly rates are listed in Attachment "A."

This Agreement can be terminated with ten (10) days written notice. If terminated, we are to be compensated for all services performed through date of termination.

If you find this amended proposal for providing Construction Consulting and Management Services on Black Hawk Casino by Hyatt to be acceptable, please sign in the space below and return a copy for our files.

                                       Sincerely,

                                       BUILDING SCIENCES, INC.

                                       By:  /s/  Ray Wood
                                          -------------------------------------
                                                 Ray Wood
                                                 President

Accepted:

WINDSOR WOODMONT BLACK HAWK RESORT CORP.


By:  /s/  Daniel P. Robinowitz
   -------------------------------------
          Daniel P, Robinowitz
          President, CEO

Date:  April 7, 2000

           OUTLINE OF CONSTRUCTION CONSULTING AND MANAGEMENT SERVICES
                                       FOR
                           BLACK HAWK CASINO BY HYATT
                              BLACK HAWK, COLORADO

The following Preconstruction and Construction Phase Services are anticipated to interface with the services performed by Owner's Project Manager, the Architect, Contractor and other Consultants and Owner's on-site representative and are not intended to replace the services performed by these parties.

PRECONSTRUCTION PHASE

1. Attend scheduled weekly/bi-monthly Preconstruction progress meetings and participate with Owner's Project Manager, Architect, Consultants and General Contractor during completion of the projects drawings and specifications. Meeting minutes to be prepared by others.

2. Review General Contractor's list of Subcontractor's and Suppliers selected to offer proposals to the Contractor for the various categories of work.

3. In conjunction with Owner's Project Manager and on-site representative review the full sets of the Architect and Design Consultants 30%, 70% and 100% completed drawings and specifications and General Contractor's written follow-up notification and supporting documentation pertaining to each set. Consult with Owner's Project Manager and Arctitect following each review and participate with Owner's Project Manager and Architect in discussions with General Contractor regarding reported cost or construction time increases and in anlyzing various alternatives and options which will minimize or negate increases in the Guaranteed Maximum Price or Contract Time reported by General Contractor.

4. Assist Owner's Project Manager and on-site representative in preparation of an addondurn to the Construction Contract which incorporates each set of the 30% and 70% completed drawings and specifications into the Contract.

5. Following agreement with General Contractor on any cost or time increases related to the 100% completed drawings and specifications, assist Owner's Project Manager and on-site representative in preparation of an addendum to the Construction Contract (to be issued as a change order) which incorporates the 100% completed drawings and spmifications into the Contract. This change order is understood to supersede Exhibit "H" and Exhibits A-1 through A-8 of the Construction Contract in their entirety.

6. Participate with Owner's Project Manager in preparation of various Contractor Notices to Proceed. Participate in other Preconstruction related services as may be necessary.

7. Participate with Owner's Project Manager and on-site representative, and Architect in on-site Pre-Construction Meeting with General Contractor.

OUTLINE OF CONSTRUCTION CONSULTING AND MANAGEMENT SERVICES
BLACK HAWK CASINO BY HYATT
Page 2

CONSTRUCTION PHASE

1. Participate with Owner's Project Manager and on-site representative, Architect, Consultants and Contractors in scheduled construction progress meetings, i.e., forty (40), such meetings at the site are contemplated ranging from weekly to monthly. Meeting minutes To be prepared by others,

2. Assist Owner's on-site representative, Architect, Engineer and Contractors in the selection of firm(s) to perform construction materials testing services.

3. Evaluate Contractors' proposed schedule of values for appropriate distribution of costs, Review Contractors' monthly applications for payment and make recommendations to Owner for payment.

4. Participate with Owner's on-site representative in monitoring the progress of the Work and Contractors' activities based on Contractors' Approved Construction Schedule and recommend necessary action.

5. Review Architect and Engineer's inspection reports and laboratory's construction materials test reports and consult with Owner's on-site representative, Architect, Consultanis and Contractors on Work considered to be defective or not having been preformed in accordance with the Contract Documents.

6. Review, recommend and implement actions, in the Owner's behalf, in connection with all allowances and with Contractors' major purchase, all consistent with the terms of the Construction Contract.

7. Participate with Owner's on-site representative in monitoring proposed changes issued by Architect and reviewing Contractors' proposals including necessary negotiations. Assist in preparing change orders for Owner approved changes.

8. Consult with Owner's Project Manager and on-site reprmentative in the administration of the Construction Contracts.

9. Participate with Owner's Project Manager and on-site representative, Architect and Contractors in evaluating and determining date of Substantial Completion of the Work.

10. Assist Owner's on-site representative and Arcbitect in monitoring completion of "Punch List" work prepared by Architect. Participate with Owner's Project Manager and on-site representative, Architect, Consultants and Contractors in the close out of the Construction Contracts.

                                  Attachment A


                              HOURLY BILLING RATES
                                       FOR
                        BUILDING SCEENCES, INC, PERSONNEL





 Principal's Time (Ray Wood)................................$150.00

 Staff Time  - Senior Project Manager ......................$115.00

             - Project Manager .............................$ 95.00

             - Estimator/Scheduler .........................$ 95.00

             - Clerical.....................................$ 40.00



          *Above rates sutject to adjustment after December 31, 2000.